As filed with the Securities and Exchange Commission on August 24, 2010

Registration No. 333-167846

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allscripts Healthcare Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4392754
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Eclipsys Corporation 2008 Omnibus Incentive Plan

Eclipsys Corporation Inducement Grant Omnibus Incentive Plan

Eclipsys Corporation 2005 Stock Incentive Plan

Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan

Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan

(Full title of the plans)

Allscripts Healthcare Solutions, Inc.

Glen E. Tullman

Chief Executive Officer

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

(Name and address of agent for service)

(312) 506-1200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	7,000,000	N/A	N/A	N/A

(1)	This Post-Effective Amendment No. 1 on Form S-8 covers 7,000,000 shares of common stock of Allscripts Healthcare Solutions, Inc. originally registered on the Registration Statement on Form S-4 to which this is an amendment. Such shares are issuable pursuant to the Eclipsys Corporation 2008 Omnibus Incentive Plan, the Eclipsys Corporation Inducement Grant Omnibus Incentive Plan, the Eclipsys Corporation 2005 Stock Incentive Plan, the Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan and the Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan.
(2)	The registration fees in respect of such shares of Allscripts common stock were paid in connection with the original filing on June 29, 2010 of Allscripts’ Registration Statement on Form S-4 (Registration No. 333-167846). Such Registration Statement was declared effective on July 14, 2010.

EXPLANATORY NOTE

Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts” or the “Registrant”), hereby amends its Registration Statement on Form S-4 (Registration No. 333-167846), which was declared effective on July 14, 2010, (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”) relating to shares of common stock, par value $0.01 per share (“Allscripts common stock”), that are issuable by Allscripts pursuant to awards granted under the Eclipsys Corporation 2008 Omnibus Incentive Plan, the Eclipsys Corporation Inducement Grant Omnibus Incentive Plan, the Eclipsys Corporation 2005 Stock Incentive Plan, the Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan and the Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan (collectively, the “Eclipsys Plans”). The Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to herein as the “Registration Statement.”

On August 24, 2010, Arsenal Merger Corp., a wholly owned subsidiary of Allscripts (“Merger Sub”), merged with and into Eclipsys Corporation, a Delaware corporation (“Eclipsys”), with Eclipsys continuing as the surviving corporation and a wholly owned subsidiary of Allscripts, which we refer to as the merger, pursuant to the Agreement and Plan of Merger, dated as of June 9, 2010 (the “Merger Agreement”), by and among Allscripts, Merger Sub and Eclipsys. Pursuant to the Merger Agreement, at the effective time of the merger, each share of Eclipsys common stock issued and outstanding immediately prior to completion of the merger (other than shares of Eclipsys common stock held by Eclipsys in its treasury, by any wholly owned subsidiary of Eclipsys, by Allscripts or by any wholly owned subsidiary of Allscripts) was converted automatically into a right to receive 1.2 shares of Allscripts common stock.

Pursuant to the Merger Agreement, at the effective time of the merger:

•

each option to purchase shares of Eclipsys common stock that was outstanding immediately prior to the completion of the merger was converted into an option, which we refer to as a substitute option, to purchase shares of Allscripts common stock. The number of shares of Allscripts common stock subject to a substitute option was determined by multiplying the number of shares of Eclipsys common stock subject to the option by 1.2 (the “Exchange Ratio”). The exercise price per share of Allscripts common stock subject to the substitute option was determined by dividing the exercise price per share of Eclipsys common stock subject to the original option by the Exchange Ratio. A substitute option is otherwise subject to the terms applicable to the option immediately prior to the completion of the merger, subject to any acceleration, lapse or other vesting occurring by operation of the merger or any other subsequent event required by the applicable award agreement or employment agreement;

•

with respect to each share of Eclipsys common stock that was issued and outstanding immediately prior to the completion of the merger and that was subject to restrictions, including repurchase or forfeiture rights held by Eclipsys, which we refer to as a restricted share of Eclipsys common stock such restrictions were assigned to Allscripts and continue to apply to the shares of Allscripts common stock issued in connection with the merger in respect of such restricted shares of Eclipsys common stock, subject to any acceleration, lapse or other vesting occurring by operation of the merger or any other subsequent event required by the applicable award agreement or employment agreement; and

•

each restricted stock unit, deferred stock unit and performance stock unit with respect to Eclipsys common stock which was outstanding immediately prior to the completion of the merger was converted into a right to receive a number of shares of Allscripts common stock determined by multiplying the number of shares of Eclipsys common stock subject to such stock unit by the Exchange Ratio. Such stock units otherwise remain subject to the terms applicable to the stock units immediately prior to the completion of the merger, subject to any payment, calculation, acceleration, lapse, vesting or other impact occurring by operation of the merger or any other subsequent event required by the applicable award agreement or employment agreement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are incorporated by reference herein:

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2010, filed with the SEC on July 27, 2010, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on August 11, 2010;

•

Those portions of our Definitive Proxy Statement on Schedule 14A, dated August 26, 2009, filed with the SEC on August 27, 2009, as supplemented by the definitive additional materials filed with the SEC on August 27, 2009, that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2009, filed with the SEC on July 30, 2009;

•

Current Reports on Form 8-K filed with the SEC on June 9, 2010 (regarding announcement of the Transactions), June 9, 2010 (regarding historical Eclipsys and pro forma financial information), June 14, 2010, July 27, 2010, August 2, 2010, August 10, 2010, August 13, 2010, August 16, 2010, August 17, 2010, August 23, 2010 and August 24, 2010, and the amendment to our Current Report on Form 8-K/A filed with the SEC on July 2, 2010; and

•	Registration statement on Form 8-A filed with the SEC on December 7, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and

•	in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Allscripts’ Fourth Amended and Restated Certificate of Incorporation provides that Allscripts will indemnify its directors and officers to the fullest extent authorized by the DGCL or any other applicable law, provided, however, that Allscripts will not be required to indemnify such persons in connection with an action, suit or proceeding initiated by such persons unless the initiation of such action, suit or proceeding was authorized by the Allscripts board of directors. Allscripts’ Fourth Amended and Restated Certificate of Incorporation also requires the advancement of expenses incurred in defending any action, suit or proceeding in advance of its final disposition, provided that, if required by the DGCL or any other applicable law, the director or officer delivers to Allscripts an undertaking to repay the advances if it is ultimately determined that the individual is not entitled to indemnification.

Allscripts’ Fourth Amended and Restated Certificate of Incorporation also provides that Allscripts may indemnify its other employees and agents to the same extent as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Reference

3.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc.	Incorporated by reference to Exhibit 3.1 of Allscripts’ Current Report on Form 8-K filed August 23, 2010

3.2	Amended and Restated By-Laws of Allscripts Healthcare Solutions, Inc.	Incorporated by reference to Exhibit 3.2 of Allscripts’ Current Report on Form 8-K filed August 23, 2010

5.1	Opinion of Sidley Austin LLP regarding the validity of the securities being registered	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

10.1	Eclipsys Corporation 2008 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed August 7, 2008

10.2	Eclipsys Corporation Inducement Grant Omnibus Incentive Plan	Incorporated by reference to Exhibit 4.2 of Eclipsys’ Registration Statement on Form S-1 filed August 6, 2009

10.3	Eclipsys Corporation 2005 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Current Report on Form 8-K filed July 6, 2005

10.4	Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed May 12, 2008

10.5	Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed May 10, 2005

23.1	Consent of PricewaterhouseCoopers LLP (Chicago)	Incorporated by reference to Exhibit 23.1 of Allscripts’ Annual Report on Form 10-K filed July 27, 2010.

23.2	Consent of PricewaterhouseCoopers LLP (Atlanta)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

23.4	Consent of Sidley Austin LLP	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

24.1	Power of Attorney	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

24.2	Power of Attorney	Included on the Signature Page to this Post-Effective Amendment No. 1 on Form S-8.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of August 24, 2010.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Glen E. Tullman
Name: Glen E. Tullman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Glen E. Tullman	Director and Chief Executive Officer	August 24, 2010
Glen E. Tullman	(Principal Executive Officer)

/s/ William J. Davis	Chief Financial Officer	August 24, 2010
William J. Davis	(Principal Financial Officer)

*	Director	August 24, 2010
M.L. Gamache

*	Director	August 24, 2010
Philip D. Green

*	Director	August 24, 2010
John King

*	Director	August 24, 2010
Michael J. Kluger

*	Director	August 24, 2010
Stephen Wilson

*	By:	/s/ William J. Davis
William J. Davis
Attorney-in-Fact

POWER OF ATTORNEY

Each of the undersigned officers and directors of Allscripts Healthcare Solutions, Inc. does hereby severally constitute and appoint Lee A. Shapiro and William J. Davis and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Philip M. Pead	Chairman of the Board	August 24, 2010
Philip M. Pead

/s/ Eugene V. Fife	Director	August 24, 2010
Eugene V. Fife

/s/ Edward A. Kangas	Director	August 24, 2010
Edward A. Kangas

EXHIBIT INDEX

Exhibit Number	Description	Reference

3.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc.	Incorporated by reference to Exhibit 3.1 of Allscripts’ Current Report on Form 8-K filed August 23, 2010

3.2	Amended and Restated By-Laws of Allscripts Healthcare Solutions, Inc.	Incorporated by reference to Exhibit 3.2 of Allscripts’ Current Report on Form 8-K filed August 23, 2010

5.1	Opinion of Sidley Austin LLP regarding the validity of the securities being registered	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

10.1	Eclipsys Corporation 2008 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed August 7, 2008

10.2	Eclipsys Corporation Inducement Grant Omnibus Incentive Plan	Incorporated by reference to Exhibit 4.2 of Eclipsys’ Registration Statement on Form S-1 filed August 6, 2009

10.3	Eclipsys Corporation 2005 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Current Report on Form 8-K filed July 6, 2005

10.4	Eclipsys Corporation Amended and Restated 2005 Inducement Grant Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed May 12, 2008

10.5	Eclipsys Corporation Amended and Restated 2000 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of Eclipsys’ Quarterly Report on Form 10-Q filed May 10, 2005

23.1	Consent of PricewaterhouseCoopers LLP (Chicago)	Incorporated by reference to Exhibit 23.1 of Allscripts’ Annual Report on Form 10-K filed July 27, 2010.

23.2	Consent of PricewaterhouseCoopers LLP (Atlanta)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

23.4	Consent of Sidley Austin LLP	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

24.1	Power of Attorney	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4, to which this is Post-Effective Amendment No. 1 on Form S-8.

24.2	Power of Attorney	Included on the Signature Page to this Post-Effective Amendment No. 1 on Form S-8.